UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 18, 2011

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers

On April 18, 2011, RDA Holding Co., (the “Company”) received a notice from Alden Global Distressed Opportunities Master Fund, LP, Alden Global Distressed Opportunities Fund, LP, Alden Global Value Recovery Master Fund, LP, Blackwell Partners, LLC, Point Lobos Master Fund, L.P., Point Lobos Special Opportunities, LLC, Point Lobos Special Opportunities II, LLC, Point Lobos Special Opportunities III, LLC, Gam Equity Six Inc., Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Spectrum, LLC, Luxor Spectrum Offshore Master Fund, LP, Luxor Wavefront, LP, and OC 19 Master Fund, LP, who, according to the notice, hold an aggregate of 31.64% of the outstanding voting securities of the Company (collectively, the “Notice Providers”), pursuant to which the Notice Providers delivered to the Company written consents in lieu of a special meeting from stockholders holding a majority of the outstanding shares of the Company, voting to (A) pursuant to the Company’s bylaws and Stockholders Agreement, dated as of February 19, 2010, between the Company and the holders named therein or bound thereby (the “Stockholders Agreement”), remove the following seven directors from the board of directors (the “Board”) of the Company: Frederic G. Reynolds, James B. Hawkes, Karen R. Osar, Neil Sequeira, Donald Steiner, Peter Stern and Carl Wilson (collectively, the “Removed Directors”) and (B) pursuant to the Company’s bylaws and the Stockholders Agreement, fill the vacancies created by the Removed Directors and a previously created vacancy with the appointment to the Board of the following eight replacement directors: Randall Curran, William Drewry, Heath Freeman, Robert Guth, Keith Richman, Ryan Schaper, Doug Teitelbaum and Martin Wade (collectively, the “Replacement Directors”).  The notice provided that the change in board of directors (the “Board Change”) was effective immediately. After giving effect to the Board Change, the Board consists of the eight Replacement Directors and Mary G. Berner, the Company’s President and Chief Executive Officer.

The following biographical information regarding the Replacement Directors was provided to the Company by the Notice Providers:

Randall Curran, 56.  Since 2005, Mr. Curran has been the Chief Executive Officer of ITCADELTACOM, Inc. (“ITC”), a Southeastern telecommunications company that was acquired by Earthlink, Inc. in December 2010.  In 2004, Mr. Curran held the position of Interim Chief Executive Officer of Choice One Communications, Inc. a Northeastern publicly traded telecommunications company.  In this role, Mr. Curran led a successful restructuring of the company.  From 2000 to 2003, Mr. Curran served as the Chairman and Chief Executive Officer of ICG Communications, Inc., a national publicly traded telecommunications company.  Mr. Curran also serves on the board of directors of Local Insight Media Holding, Inc.  Mr. Curran has an MBA from Loyola University of Chicago and a BA from DePauw University.

William Drewry, 47.  From April 2009 to February 2011, Mr. Drewry held the position of Chairman of Media Investments of Diamond Castle Holdings, a private equity investment firm.  From May 2007 to December 2008, Mr. Drewry was an investment banker at UBS Investment Bank.  From 1998 to May 2007, Mr. Drewry served as an Investment Analyst at Credit Suisse First Boston.  In 2000, Mr. Drewry became the Global Head of Media Equity Research at Credit Suisse First Boston.  Mr. Drewry served as a director of Bonten Media Group from April 2009 to February 2011.  Mr. Drewry has a BA in history from Old Dominion University.

Heath Freeman, 31.  Since 2007, Mr. Freeman has been a Managing Director of Alden Global Capital (“Alden”).  In 2006, Mr. Freeman joined Smith Management LLC, an affiliate of Alden, and was instrumental in the creation of Alden in 2007, specializing in distressed securities, value equities and emerging markets.  From 2003 to 2006, Mr. Freeman was an analyst at Peter J. Solomon Company, a boutique investment bank, working on mergers and acquisitions, restructurings and refinancing assignments.  Mr. Freeman currently serves on the board of directors of MediaNews Group, the second largest newspaper company by circulation in the United States, and Philadelphia Media Network, Inc, a media company owning newspaper and digital assets in the Philadelphia area.  In 2010, Mr. Freeman served on the board of directors of Emmis Communications Corp.  Mr. Freeman has a BA from Duke University.

Robert Guth, 47.  Since 2009, Mr. Guth has served as a member of the board of directors and the Nominating and Governance Committee of nTelos Holdings, Corp., a regional wireless and wireline service provider.  Mr. Guth also currently serves as a member of the board of directors and Audit Committee of Integra Telecom, an integrated telecommunications service provider, and serves on the board of directors of Otelco, a telecommunications and local exchange carrier.  From 2006 to 2007, Mr. Guth held the position of President of the Business Markets Group of Level 3 Communications, an internet service provider.  From 2004 to 2006, Mr. Guth served as Chairman of the telecommunications company TelCove .  From 2002 to 2006, Mr. Guth held the position of President and Chief Executive officer of TelCove, a position he assumed approximately four months after the company had filed for protection under Chapter 11.  In this role, Mr. Guth oversaw the restructuring of the company and its sale to Level 3 Communications in 2006.  Mr. Guth has a BS in electrical engineering from Lehigh University.

Keith Richman, 38.  Since 2004, Mr. Richman has been the CEO of Break Media, an Internet entertainment company which operates a number of branded properties including Break.com, CagePotato, HolyTaco, ScreenJunkies and WallstreetFighter, and represents hundreds of publishers as one of the largest video advertising networks online, reaching more than 125 million visitors each month.  Prior to founding Break Media in 2004, Mr. Richman served as a co-founder and the Director for Business Development for Billpoint and was integral in the development of that business and its ultimate sale to Ebay, Inc. in 1999.  From 2000 to 2002, Mr. Richman served as a co-founder and vice president of OnePage, Inc., which was acquired by Sybase, Inc. in 2002.  Mr. Richman has an MA and a BA from Stanford University in International Studies.

Ryan Schaper, 33.  Since 2009, Mr. Schaper has been Managing Member of Point Lobos Capital LLC, an investment management firm.  From 2002 to 2008, Mr. Schaper served as a portfolio manager at Farallon Capital Management, a global investment firm.  From 2000 to 2002, he served as an investment banking analyst for Banc of America Securities.  He currently serves on the board of directors of The Usual Inc.  Mr. Schaper has a BS in Industrial Engineering from Stanford University.

Doug Teitelbaum, 45.  Since December 2010, Mr. Teitelbaum has served as the Managing Partner of Homewood Capital, LLC, an investment firm that specializes in turnaround private equity investing.  From April 1996 to December 2010.  Mr. Teitelbaum was a Managing Partner at Bay Harbour Management L.C., an investment advisory firm that specializes in investments in securities of distressed companies.  Mr. Teitelbaum has been an active participant in the distressed securities markets since the late 1980s.  Notable investments include the restructuring of NextWave Telecom, the purchase, turn around and sale of both Barneys New York and TelCove formerly Adelphia Business Solutions.

Martin Wade, 61. Since September of 2006, Mr. Wade has held the position of Chairman and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), a company engaged in the game development and telecommunications businesses.  Mr. Wade also currently serves as Chairman of Philadelphia Media Networks, a media company owning newspapers and digital assets.  From September 2001 to September 2006, Mr. Wade held the position of Chief Executive Officer of International Microcomputer Software Inc.  From May 2001 to August 2001, Mr. Wade served as Director, President and Chief Executive Officer of Digital Creative Development Corporation (“DC2”), a developer of entertainment content companies focusing on broadband content delivery.  From June 2000 to April 2001, Mr. Wade served as Director and Executive Vice President of DC2.  Since 2001, he has served on the board of directors for Alliance One International (NYSE:A01), where he currently serves on the Audit and Compensation Committees and was formerly Chairman of the Finance Committee. Mr. Wade has an MBA from the University of Wyoming and a BS from West Virginia University.

The Notice Providers also provided the following information to the Company regarding affiliations between certain of the Replacement Directors and certain stockholders of the Company:

Alden Global Distressed Opportunities Master Fund, LP, Alden Global Distressed Opportunities Fund, LP and Alden Global Value Recovery Master Fund, LP (all affiliates of Alden Global Capital) are, as of April 18, 2011, record holders of 584,003, 607,080 and 1,223,775 shares of the Company’s outstanding stock, respectively. Collectively, such affiliates of Alden Global Capital own approximately 9.2% of the outstanding shares of the Company. As noted above, since 2007, Replacement Director Mr. Freeman has been a Managing Director of Alden Global Capital.  In 2006, Mr. Freeman joined Smith Management LLC, an affiliate of Alden Global Capital, and was instrumental in the creation of Alden Global Capital in 2007, specializing in distressed securities, value equities and emerging markets.

Point Lobos Master Fund, L.P., Point Lobos Special Opportunities, LLC, Point Lobos Special Opportunities II, LLC, Point Lobos Special Opportunities III LLC (all affiliates of Point Lobos Capital LLC), are, as of April 18, 2011, record holders of 1,320,837, 473,000, 155,800 and 321,000 shares of the Company’s outstanding stock, respectively.  Collectively, such affiliates of Point Lobos Capital LLC own approximately 8.7% of the outstanding shares of the Company.   As noted above, since 2009, Replacement Director Mr. Schaper has been Managing Member of Point Lobos Capital LLC, an investment management firm.

The Board Change constituted an event of default under the Company’s Revolving Credit and Guarantee Agreement, dated as of February 19, 2010 (the “Credit Agreement”) among the Company, The Reader’s Digest Association, Inc., the other guarantors party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.  Under the Credit Agreement, if any event of default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

1.               terminate (a) Lender’s commitments to make loans and (b) letter-of-credit issuers obligations to make letter-of-credit extensions;

2.               declare the unpaid principal balance of all outstanding loans as well as interest and other amounts owed under the loan documents to be immediately due and payable;

3.               require the Company to cash collateralize any letter-of-credit obligations (in an amount equal to the amount outstanding); and

4.               exercise any other rights available under the loan documents (for example, remedial provisions under the security agreement including rights of secured parties under the UCC) or applicable law.

As of the date of this report, the Company had no outstanding borrowings and approximately $18.4 million of letters of credit issued under the Credit Agreement.  The Company intends to seek a waiver of the event of default under the Credit Agreement.

The Board Change does not constitute an event of default under the Floating Rate Senior Secured Note Indenture dated as of February 11, 2010 governing the Company’s $525,000,000 senior secured notes due 2017 (the “Indenture”), nor does the event of default under the Credit Agreement trigger a cross-default under the Indenture.

The Board Change also constitutes a Change of Control as defined under the Company’s 2010 Equity Incentive Plan (the “Equity Plan”).   As a result of the Change of Control the vesting of 1,079,980 stock options and 482,328 restricted stock unit awards (“RSUs”) was accelerated, including the following previously unvested stock options and RSU’s held by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers:

	Stock Options	RSUs

Mary G. Berner, CEO & Director	531,715	261,890

Thomas Willams, SVP, CFO	152,353	61,050

Suzanne Grimes, Executive Vice President and President, Lifestyle Communities	70,000	28,050

Dawn Zier, Executive Vice President and President, Europe	70,000	28,050

Al Perruzza, SVP, Global Operations, IT and Business Redesign	45,294	18,150

All shares underlying the RSUs are deliverable to the holders upon satisfaction of certain requirements under the Equity Plan relating to such RSUs.

On April 21, 2011, the Company issued a press release announcing the Board Change.  A copy of the press release is filed as an exhibit to this report and is incorporated by reference in this Item 5.02.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release dated April 21, 2011 of RDA Holding Co. announcing New Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Andrea Newborn
Name:	Andrea Newborn
Title:	Senior Vice President, General Counsel and Secretary

Date: April 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 21, 2011 of RDA Holding Co. announcing New Board of Directors.